Exhibit 3.2

AMENDED AND RESTATED BYLAWS

of

Sachem Capital Corp.

ARTICLE I

OFFICES

Section 1.Principal Office - The principal office of the Corporation shall be as set forth in its Certificate of Incorporation.

Section 2.Additional Offices - The Corporation may have such additional offices at such other place within or without the State of New York as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II

SHAREHOLDERS’ MEETING

Section 1.Annual Meeting - An annual meeting of shareholders shall be held annually on such day at the time and place (either within or without the State of New York) as shall be fixed by the Board of Directors and specified in the notice of meeting for the purpose of electing directors and transacting such other business as may properly be brought before the meeting.

Section 2.Special Meeting - A special meeting of shareholders may be called at any time by the Chair of the Board of Directors, if one shall have been appointed, or by the President and shall be called by the Chair of the Board of Directors, if one shall have been appointed, or by the President at the request in writing of a majority of the Board of Directors then in office or at the request in writing filed with the Secretary by the holders of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at such meeting. Any such request shall state the purpose or purposes of the proposed meeting. Special meetings shall be held at such time and place (either within or without the State of New York) as shall be specified in the notice thereof. Business transacted at any special meeting of shareholders shall be confined to the purposes set forth in the notice thereof.

Section 3.Notice of Meetings - Whenever shareholders are required or permitted to take any action at a meeting, written notice of the place, date and hour of the meeting and the means of electronic communications, if any, by which shareholders and proxyholders may participate in the proceedings of the meeting and vote or grant proxies at such meeting (and, unless it is the annual meeting, an indication that it is being issued by or at the direction of the person or persons calling the meeting), shall be given by the President, a Vice President or by the Secretary to each shareholder of record entitled to vote at such meeting and to each shareholder who, by reason of any action proposed at such meeting, would be entitled to have his or her stock appraised if such action were taken, not less than ten (10) nor more than sixty (60) days prior to the date of the meeting, either personally or by mailing said notice by first class mail to each shareholder at his or her address appearing on the stock book of the Corporation or at such other address supplied by him or her in writing to the Secretary of the Corporation for the purpose of receiving notice. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. Notice by mail shall be deemed to be given when deposited, postage prepaid, in a post office or official depository under the exclusive care and custody of the United States Post Office Department. The record date for determining the shareholders entitled to such notice shall be determined by the Board of Directors in accordance with Section 6 of ARTICLE VI of these Bylaws.

If, at any meeting, action is proposed to be taken which would, if taken, entitle shareholders to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and to such effect.

A written waiver of notice setting forth the purposes of the meeting for which notice is waived, signed by the person or persons entitled to such notice, whether before or after the time of the meeting stated therein, shall be deemed equivalent to the giving of such notice. The attendance by a shareholder at a meeting either in person or by proxy without protesting the lack of notice thereof shall constitute a waiver of notice of such shareholder.

All notice given with respect to an original meeting shall extend to any and all adjournments thereof and such business as might have been transacted at the original meeting may be transacted at any adjournment thereof; no notice of any adjourned meeting need be given if an announcement of the time and place to which the meeting is adjourned is made at the original meeting.

Section 4.Quorum - The holders of a majority of the shares of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at each meeting of shareholders for the transaction of business except as otherwise provided by law, the Certificate of Incorporation or by these Bylaws; provided that, when any specified action is required to be voted upon by a particular class of stock, voting as a class, the holders of a majority of the shares of such class shall constitute a quorum for the transaction of such specified action. If, however, a quorum shall not be present or represented at any meeting of shareholders, either the chair of the meeting or the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. When a quorum is once present to organize a meeting, such quorum is not deemed broken by the subsequent withdrawal of any shareholders.

Section 5.Voting - Every shareholder entitled to vote at any meeting shall be entitled to one vote for each share of stock entitled to vote and held by him or her of record on the date fixed as the record date for said meeting and may so vote in person or by proxy. At all elections of directors, when a quorum is present, a plurality of the votes cast by the holders of shares entitled to vote in the election shall elect, and any other corporate action, when a quorum is present, shall be authorized by a majority of the votes cast in favor of or against such action by the holders of shares entitled to vote thereon except as may otherwise be provided by statute or the Certificate of Incorporation.

Section 6.Proxies - Every proxy must be signed by the shareholder entitled to vote or by his or her duly authorized attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless otherwise expressly provided in the proxy. Every proxy shall be revocable at the pleasure of the person executing it except as otherwise provided by Section 609 of the New York Business Corporation Law (the “Business Corporation Law”). Unless the proxy by its terms provides for a specific revocation date and except as otherwise provided by statute, revocation of a proxy shall not be effective unless and until such revocation is executed in writing by the shareholder who executed such proxy.

Section 7.Shareholders’ List - A list of shareholders as of the record date, certified by the corporate officer responsible for its preparation or by a transfer agent, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder.

Section 8.Inspectors at Meetings - In advance of any shareholders’ meeting, the Board of Directors shall appoint one or more inspectors to act at the meeting or any adjournment thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed, or if such persons are unable to act at a meeting of shareholders, the person presiding at any such meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties as set forth in Section 611 of the Business Corporation Law, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability.

Section 9.Conduct of Meeting - All meetings of shareholders shall be presided over by a chair of the meeting who shall be the President, or if he or she is not present, a Vice-President selected by the Board of Directors, or if neither the President nor any Vice-President is present, by another officer or director selected by the Board of Directors. The Secretary of the Corporation, or in his or her absence, an Assistant Secretary, shall act as secretary of every meeting but if neither the Secretary nor the Assistant Secretary is present, the chair of the meeting shall appoint any officer or director present to act as secretary of the meeting. The Board of Directors may adopt by resolution such rules and procedures for the conduct of any meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and procedures as adopted by the Board of Directors, the chair of any meeting of shareholders shall have the right and authority to convene and (regardless of whether a quorum is present) to recess or adjourn the meeting, to prescribe such rules and procedures and to do all such acts as, in the judgment of such chair, are necessary, appropriate or convenient for the proper conduct of the meeting, including the determination of when the polls shall open and close for any given matter to be voted on at the meeting.

Section 10.Notice of Shareholder Proposals and Director Nominations

(a)Annual Meetings of Shareholders. Nominations of persons for election to the Board of Directors and the proposal of business other than nominations to be considered by the shareholders may be made at an annual meeting of shareholders only: (i) pursuant to the

Corporation’s notice of meeting (or any supplement thereto) with respect to such annual meeting given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) as otherwise properly brought before such annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) by any shareholder of the Corporation who (A) is a shareholder of record at the time of the giving of the notice provided for in this Section 10 through the date of such annual meeting, (B) is entitled to vote at such annual meeting and (C) complies with the notice procedures set forth in this Section 10. For the avoidance of doubt, compliance with the foregoing clause (iii) shall be the exclusive means for a shareholder to make nominations, or to propose any other business (other than a proposal included in the Corporation’s proxy materials pursuant to and in compliance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”)), at an annual meeting of shareholders.

(b)Timing of Notice for Annual Meetings. In addition to any other applicable requirements, for nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to Section 10(a)(iii) above, the shareholder must have given timely notice thereof in proper written form to the Secretary, and, in the case of business other than nominations, such business must be a proper matter for shareholder action. To be timely, such notice must be received by the Secretary at the principal executive offices of the Corporation not later than the Close of Business on the ninetieth (90th) day, or earlier than the one hundred twentieth (120th) day, prior to the first anniversary of the date of the preceding year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting of shareholders is more than thirty (30) days prior to, or more than sixty (60) days after, the first anniversary of the date of the preceding year’s annual meeting or if no annual meeting was held in the preceding year, to be timely, a shareholder’s notice must be so received not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the Close of Business on the later of (i) the ninetieth (90th) day prior to such annual meeting and (ii) the tenth (10th) day following the day on which Public Disclosure of the date of the meeting is first made by the Corporation. In no event shall the adjournment, recess, postponement, judicial stay or rescheduling of an annual meeting (or the Public Disclosure thereof) commence a new time period (or extend any time period) for the giving of notice as described above.

(c)Form of Notice. To be in proper written form, the notice of any shareholder of record giving notice under this Section 10 (each, a “Noticing Party”) must set forth:

a.	as to each person whom such Noticing Party proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”), if any:
(i)	the name, age, business address and residential address of such Proposed Nominee;
(ii)	the principal occupation and employment of such Proposed Nominee;
(iii)	a written questionnaire with respect to the background and qualifications of such Proposed Nominee, completed by such Proposed Nominee in the form required by the Corporation (in the form to be provided by the Secretary upon written request of any shareholder of record within ten (10) days after receiving such request);

(iv)

a written representation and agreement completed by such Proposed Nominee in the form required by the Corporation (in the form to be provided by the Secretary upon written request of any shareholder of record within ten (10) days after receiving such request) providing that such Proposed Nominee: (I) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Proposed Nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as a director of the Corporation, with such Proposed Nominee’s fiduciary duties under applicable law; (II) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee with respect to the Corporation that has not been disclosed to the Corporation; (III) will, if elected as a director of the Corporation, comply with all applicable rules of any securities exchanges upon which the Corporation’s securities are listed, the Certificate of Incorporation, these Bylaws, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and all other guidelines and policies of the Corporation generally applicable to directors (which other guidelines and policies will be provided to such Proposed Nominee within five (5) business days after the Secretary receives any written request therefor from such Proposed Nominee), and all applicable fiduciary duties under state law; (IV) consents to being named as a nominee in the Corporation’s proxy statement and form of proxy for the meeting and consents to the public disclosure of information regarding or relating to such Proposed Nominee provided to the Corporation by such Proposed Nominee or otherwise pursuant to this Section 10; and (V) intends to serve a full term as a director of the Corporation, if elected;

(v)

a description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings, written or oral, during the past three (3) years, and any other material relationships, between or among such Proposed Nominee, on the one hand, and any Noticing Party or any Shareholder Associated Person, on the other hand, or that such Proposed Nominee knows any of such Proposed Nominee’s Associates has with any Noticing Party or any Shareholder Associated Person, including all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K as if such Noticing Party and any Shareholder Associated Person were the “registrant” for purposes of such rule and the Proposed Nominee were a director or executive officer of such registrant;

(vi)

a description of any business or personal interests that would reasonably be expected to place such Proposed Nominee in a potential conflict of interest with the Corporation or any of its subsidiaries; and

(vii)

all other information relating to such Proposed Nominee or such Proposed Nominee’s Associates that would be required to be disclosed in a proxy statement in connection with the solicitation of proxies by such Noticing Party or any Shareholder Associated Person for the election of directors in a contested election pursuant to the Proxy Rules;

b.	as to any other business that such Noticing Party proposes to bring before the meeting:
(i)	a description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;
(ii)

the text of the proposal or business (including the complete text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the text of the proposed amendment); and

(iii)

all other information relating to such business that would be required to be disclosed in a proxy statement in connection with the solicitation of proxies by such Noticing Party or any Shareholder Associated Person in support of such proposed business pursuant to the Proxy Rules; and

c.	as to such Noticing Party:
(i)	the name and address of such Noticing Party and each Shareholder Associated Person (including, as applicable, as they appear on the Corporation’s books and records);
(ii)

the class, series and number of shares of each class or series of capital stock (if any) of the Corporation that are, directly or indirectly, owned beneficially or of record (specifying the type of ownership) by such Noticing Party or any Shareholder Associated Person (including any right to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition) and the date or dates on which such shares were acquired;

(iii)

the name of each nominee holder for, and number of, any securities of the Corporation owned beneficially but not of record by such Noticing Party or any Shareholder Associated Person and any pledge by such Noticing Party or any Shareholder Associated Person with respect to any of such securities;

(iv)

(I) a description of all agreements, arrangements or understandings, written or oral, (including any derivative or short positions, profit interests, hedging transactions, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, repurchase agreements or arrangements, borrowed or loaned shares and so-called “stock borrowing” agreements or arrangements) that have been entered into by, or on behalf of, such Noticing Party or any Shareholder Associated Person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any securities of the Corporation, or maintain, increase or decrease the voting power of such Noticing Party or any Shareholder Associated Person with respect to securities of the Corporation, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation (any of the foregoing, a “Derivative Instrument”) and (II) all other information relating to Derivative Instruments that would be required to be disclosed in a proxy statement in connection with the solicitation of proxies by such Noticing Party or any Shareholder Associated Person in support of the business proposed by such Noticing Party, if any, or for the election of any Proposed Nominee in a contested election pursuant to the Proxy Rules if the creation, termination or modification of Derivative Instruments were treated the same as trading in the securities of the Corporation under the Proxy Rules;

(v)

any substantial interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the Corporation), of such Noticing Party or, to the knowledge of such Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the Corporation), any Shareholder Associated Person, in the Corporation or any Affiliate thereof or in the proposed business or nomination to be brought before the meeting by such Noticing Party, other than an interest arising from the ownership of Corporation securities where such Noticing Party or such Shareholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(vi)

a description of all agreements, arrangements or understandings, written or oral, between or among such Noticing Party and any Shareholder Associated Person relating to acquiring, holding, voting or disposing of any securities of the Corporation;

(vii)

any rights to dividends on the shares of the Corporation owned beneficially by such Noticing Party or any Shareholder Associated Person that are separated or separable from the underlying shares of the Corporation;

(viii)

any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such Noticing Party or any Shareholder Associated Person (I) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (II) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity;

(ix)

any Derivative Instruments in or beneficial ownership of any securities of (in each case, with a market value of more than $100,000) any competitor of the Corporation identified in Part I, Item 1 of the annual report on Form 10-K or amendment thereto most recently filed by the Corporation with the Securities and Exchange Commission or in Item 8.01 of any current report on Form 8-K filed by the Corporation with the Securities and Exchange Commission thereafter but prior to the tenth (10th) day before the deadline for a shareholder’s notice under this Section 10 (each, a “Principal Competitor”) held by such Noticing Party or any Shareholder Associated Person;

(x)

any direct or indirect interest (other than solely as a result of security ownership) of such Noticing Party or any Shareholder Associated Person in any agreement with the Corporation, any Affiliate of the Corporation or any Principal Competitor (including any employment agreement, collective bargaining agreement or consulting agreement);

(xi)

a representation that (I) neither such Noticing Party nor any Shareholder Associated Person has breached any agreement, arrangement or understanding with the Corporation except as disclosed to the Corporation pursuant hereto and (II) such Noticing Party and each Shareholder Associated Person has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 10;

(xii)

all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such Noticing Party or any Shareholder Associated Person with respect to the Corporation (regardless of whether such person or entity is actually required to file a Schedule 13D), including a description of any agreement, arrangement or understanding that would be required to be disclosed by such Noticing Party or any Shareholder Associated Person pursuant to Item 5 or Item 6 of Schedule 13D; and

(xiii)

all other information relating to such Noticing Party or any Shareholder Associated Person that would be required to be disclosed in a proxy statement in connection with the solicitation of proxies by such Noticing Party or any Shareholder Associated Person in support of the business proposed by such Noticing Party, if any, or for the election of any Proposed Nominee in a contested election pursuant to the Proxy Rules;

provided, however, that the disclosures described in the foregoing subclauses (i) through (xiii) shall not include any such disclosures with respect to the ordinary course business activities of any depositary or any broker, dealer, commercial bank, trust company or other nominee who is a Noticing Party solely as a result of being the shareholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner (any such entity, an “Exempt Party”);

d.

an acknowledgment that, if such Noticing Party (or a Qualified Representative of such Noticing Party) does not appear to present such business or Proposed Nominees, as applicable, at such meeting, the Corporation need not present such business or Proposed Nominees for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation;

e.

a description of any pending or, to the knowledge of such Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the Corporation), threatened legal proceeding or investigation in which such Noticing Party or any Shareholder Associated Person is a party or participant directly involving or directly relating to the Corporation or, to such Noticing Party’s knowledge, any current or former officer, director or Affiliate of the Corporation;

f.

identification of the names and addresses of other shareholders (including beneficial owners) known by such Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the Corporation) to provide financial support of the nomination(s) or other business proposal(s) submitted by such Noticing Party; and

g.

a representation from such Noticing Party as to whether such Noticing Party or any Shareholder Associated Person intends or is part of a group (as such term is used in Rule 13d-5 under the Exchange Act) that intends to (A) solicit proxies in support of the election of any Proposed Nominee in accordance with Rule 14a-19 under the Exchange Act or (B) engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) with respect to the nomination of any Proposed Nominee or proposed business to be considered at the meeting, as applicable, and if so, the name of each participant (as defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) in such solicitation.

(d)Additional Information. In addition to the information required pursuant to the foregoing provisions of this Section 10, the Corporation may require any Noticing Party to furnish such other information as the Corporation may reasonably require with respect to any item of business proposed by such Noticing Party under this Section 10, with respect to the solicitation of proxies from the Corporation’s shareholders or to determine the eligibility, suitability or qualifications of a Proposed Nominee to serve as a director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such Proposed Nominee, under the listing standards of each securities exchange upon which the

Corporation’s securities are listed, any applicable rules of the Securities and Exchange Commission, any publicly disclosed standards used by the Board of Directors in selecting nominees for election as a director and for determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on any of the committees of the Board, or the requirements of any other laws or regulations applicable to the Corporation. If requested by the Corporation, any supplemental information required under this paragraph shall be provided by a Noticing Party within ten (10) days after it has been requested by the Corporation.

(e)Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting (or any supplement thereto) given pursuant to Section 3 of ARTICLE II. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (or any supplement thereto) (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) provided that one or more directors are to be elected at such meeting pursuant to the Corporation’s notice of meeting, by any shareholder of the Corporation who (A) is a shareholder of record on the date of the giving of the notice provided for in this Section 10(e) through the date of such special meeting, (B) is entitled to vote at such special meeting and upon such election and (C) complies with the notice procedures set forth in this Section 10(e). In addition to any other applicable requirements, for director nominations to be properly brought before a special meeting by a shareholder pursuant to the foregoing clause (ii), such shareholder must have given timely notice thereof in proper written form to the Secretary. To be timely, such notice must be received by the Secretary at the principal executive offices of the Corporation not earlier than the Close of Business on the one hundred twentieth (120th) day prior to such special meeting and not later than the Close of Business on the later of (x) the ninetieth (90th) day prior to such special meeting and (y) the tenth (10th) day following the day on which Public Disclosure of the date of the meeting is first made by the Corporation. In no event shall an adjournment, recess, postponement, judicial stay or rescheduling of a special meeting (or the Public Disclosure thereof) commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. To be in proper written form, such notice shall include all information required pursuant to Section 10(c) above, and such shareholder and any Proposed Nominee shall comply with Section 10(d) above, as if such notice were being submitted in connection with an annual meeting of shareholders.

(f)General.

a.

No person shall be eligible for election as a director of the Corporation unless the person is nominated by a shareholder in accordance with the procedures set forth in this Section 10 or the person is nominated by the Board of Directors, and no business shall be conducted at a meeting of shareholders of the Corporation except pursuant to Rule 14a-8 of the Exchange Act and business brought by a shareholder in accordance with the procedures set forth in this Section 10 or by the Board of Directors. The number of Proposed Nominees a shareholder may include in a notice under this Section 10 may not exceed the number of directors to be elected at such meeting (based on public disclosure by the Corporation prior to the date of such notice), and for the avoidance of doubt, no shareholder shall be entitled to identify any additional or substitute persons as Proposed Nominees following the expiration of the time periods set forth in Section 10(b) or Section 10(e), as applicable. Except as otherwise provided by law, the Board of Directors or the chair of a meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made or proposed in accordance with the procedures set forth in these Bylaws, and, if the Board of Directors or the chair of the meeting determines that any proposed nomination or business was not properly brought before the meeting, the chair (or the Board of Directors) shall declare to the meeting that such nomination shall be disregarded or such business shall not be transacted, and no vote shall be taken with respect to such nomination or proposed business, in each case, notwithstanding that proxies with respect to such vote may have been received by the Corporation. Notwithstanding the foregoing provisions of this Section 10, unless otherwise required by law, if the Noticing Party (or a Qualified Representative of the Noticing Party) proposing a nominee for director or business to be conducted at a meeting does not appear at the meeting of shareholders of the Corporation to present such nomination or propose such business, such proposed nomination shall be disregarded or such proposed business shall not be transacted, as applicable, and no vote shall be taken with respect to such nomination or proposed business, notwithstanding that proxies with respect to such vote may have been received by the Corporation.

b.

A Noticing Party shall update such Noticing Party’s notice provided under the foregoing provisions of this Section 10, if necessary, such that the information provided or required to be provided in such notice shall be true and correct in all material respects as of (A) the record date for determining the shareholders entitled to receive notice of the meeting and (B) the date that is ten (10) business days prior to the meeting (or any postponement, rescheduling or adjournment thereof), and such update shall (I) be received by the Secretary at the principal executive offices of the Corporation (x) not later than the Close of Business five (5) business days after the record date for determining the shareholders entitled to receive notice of such meeting (in the case of an update required to be made under clause (A)) and (y) not later than the Close of Business seven (7) business days prior to the date of the meeting or, if practicable, any postponement, rescheduling or adjournment thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been postponed, rescheduled or adjourned) (in the case of an update required to be made pursuant to clause (B)), (II) be made only to the extent that information has changed since such

Noticing Party’s prior submission and (III) clearly identify the information that has changed in any material respect since such Noticing Party’s prior submission. For the avoidance of doubt, any information provided pursuant to this Section 10(f)(b) shall not be deemed to cure any deficiencies or inaccuracies in a notice previously delivered pursuant to this Section 10 and shall not extend the time period for the delivery of notice pursuant to this Section 10. If a Noticing Party fails to provide any update in accordance with the foregoing provisions of this Section 10(f)(b), the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 10(f)(b).

c.If any information submitted pursuant to this Section 10 by any Noticing Party nominating individuals for election or reelection as a director or proposing business for consideration at a shareholder meeting shall be inaccurate in any material respect (as determined by the Board of Directors or a committee thereof), such information shall be deemed not to have been provided in accordance with this Section 10. Any such Noticing Party shall notify the Secretary in writing at the principal executive offices of the Corporation of any material inaccuracy or change in any information submitted pursuant to this Section 10 (including if any Noticing Party or any Shareholder Associated Person no longer intends to solicit proxies in accordance with the representation made pursuant to Section 1.16(c)(g)(A)) within two (2) business days after becoming aware of such material inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such Noticing Party. Upon written request of the Secretary on behalf of the Board of Directors (or a duly authorized committee thereof), any such Noticing Party shall provide, within seven (7) business days after delivery of such request (or such other period as may reasonably be specified in such request), (A) written verification, reasonably satisfactory to the Board, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by such Noticing Party pursuant to this Section 10 and (B) a written affirmation of any information submitted by such Noticing Party pursuant to this Section 10 as of an earlier date. If a Noticing Party fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 10.

d.	Notwithstanding anything herein to the contrary, if (A) any Noticing Party or any Shareholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any Proposed Nominee and (B) (1) such Noticing Party or Shareholder Associated Person subsequently either (x) notifies the Corporation that such Noticing Party or Shareholder Associated Person no longer intends to solicit proxies in support of the election or reelection of such Proposed Nominee in accordance with Rule 14a-19(b) under the Exchange Act or (y) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Noticing Party or Shareholder Associated Person has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence) and (2) no other Noticing Party or Shareholder Associated Person that has provided notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to such Proposed Nominee (x) to the Corporation’s knowledge based on information provided pursuant to Rule 14a-19 under the Exchange Act or these Bylaws, still intends to solicit proxies in support of the election or reelection of such Proposed Nominee in accordance with Rule 14a-19(b) under the Exchange Act and (y) has complied with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act and the requirements set forth in the following sentence, then the nomination of such Proposed Nominee shall be disregarded and no vote on the election of such Proposed Nominee shall occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation). Upon request by the Corporation, if any Noticing Party or any Shareholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such Noticing Party shall deliver to the Secretary, no later than five (5) business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.

e.

In addition to complying with the foregoing provisions of this Section 10, a shareholder shall also comply with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 10. Nothing in this Section 10 shall be deemed to affect any rights of (A) shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, (B) shareholders to request inclusion of nominees in the Corporation’s proxy statement pursuant to the Proxy Rules or (C) the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

f.	Any written notice, supplement, update or other information required to be delivered by a shareholder to the Corporation pursuant to this Section 10 must be given by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, to the Secretary at the Corporation’s principal executive offices and shall be deemed not to have been delivered unless so given.

g.	For purposes of this Section 10:
(i)	“Affiliate” and “Associate” each shall have the respective meanings set forth in Rule 12b-2 under the Exchange Act;
(ii)	“beneficial owner” or “beneficially owned” shall have the meaning set forth for such terms in Section 13(d) of the Exchange Act;
(iii)	“Close of Business” shall mean 5:00 p.m. Eastern Time on any calendar day, whether or not the day is a business day;
(iv)	“Proxy Rules” shall mean Section 14 of the Exchange Act and the rules promulgated thereunder;
(v)

“Public Disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act;

(vi)

a “Qualified Representative” of a Noticing Party means (I) a duly authorized officer, manager or partner of such Noticing Party or (II) a person authorized by a writing executed by such Noticing Party (or a reliable reproduction or electronic transmission of the writing) delivered by such Noticing Party to the Corporation prior to the making of any nomination or proposal at a shareholder meeting stating that such person is authorized to act for such Noticing Party as proxy at the meeting of shareholders, which writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, must be produced at the meeting of shareholders; and

(vii)

“Shareholder Associated Person” shall mean, with respect to a Noticing Party and if different from such Noticing Party, any beneficial owner of shares of stock of the Corporation on whose behalf such Noticing Party is providing notice of any nomination or other business proposed: (I) any person or entity who is a member of a group (as such term is used in Rule 13d-5 under the Exchange Act) with such Noticing Party or such beneficial owner(s) with respect to acquiring, holding, voting or disposing of any securities of the Corporation, (II) any Affiliate or Associate of such Noticing

Party (other than a shareholder Noticing Party that is an Exempt Party) or such beneficial owner(s), (III) any participant (as defined in Instruction 3 to Item 4 of Schedule 14A) with such Noticing Party or such beneficial owner(s) with respect to any proposed business or nomination, as applicable, under these Bylaws, (IV) any beneficial owner of shares of stock of the Corporation owned of record by such Noticing Party (other than a Noticing Party that is an Exempt Party) and (V) any Proposed Nominee.

Section 11.Shareholder Action by Written Consent in Lieu of a Meeting

(a)Whenever under the Business Corporation Law shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

(b)In order that the Corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date (the “Consent Record Date”) in accordance with Section 6 of ARTICLE VI of these Bylaws. Such record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and shall not be more than ten (10) days after the date upon which the resolution fixing the Consent Record Date is adopted by the Board of Directors. Any shareholder seeking to have the shareholders authorize or take corporate action by written consent shall, by written notice delivered to the Secretary at the principal office of the Corporation, first request that the Board of Directors fix a Consent Record Date for such purpose, which request shall be in proper form as provided in Section 11(c). The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received by the Secretary or, if later, five (5) days after delivery of any information requested by the Corporation to determine the validity of any such request or whether the action to which such request relates is an action that may be taken by written consent of shareholders in lieu of a meeting, determine the validity of such request and whether such request relates to an action that may be taken by written consent of the shareholders in lieu of a meeting under this Section 11 and applicable law. If such request is valid, the Board of Directors may adopt a resolution fixing the Consent Record Date. If (i) the request required by this Section 11(b) has been determined by the Board of Directors to be valid and to relate to an action that may be effected by written consent in accordance with this Section 11 and applicable law or (ii) no such determination shall have been made by the date required by this Section 11(b), and in either event no Consent Record Date has been fixed by the Board of Directors, (A) the Consent Record Date, where no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with Section 11(e) and (B) the Consent Record Date, where prior action by the Board of Directors is required by applicable law, shall be at the Close of Business on the date on which the Board of Directors adopts the resolution taking such prior action.

(c)To be in proper form for purposes of Section 11(b), a request by a shareholder for the Board of Directors to fix a Consent Record Date shall (i) bear the signature and the date of signature by the shareholder of record submitting such request, (ii) set forth the action proposed to be taken by written consent of shareholders in lieu of a meeting (each, a “Consent Matter”) and (iii) as to each Consent Matter, each Consent Requesting Person (as defined below) and each Shareholder Associated Person (as defined in Section 11 but substituting “Consent Requesting Person” in all places where “Noticing Party” appears in such definition), the information required to be set forth in a notice under Section 11 as if such matter were to be considered at an annual meeting of shareholders, except that for purposes of this Section 11(c), the term “Consent Requesting Person” shall be substituted for the term “Noticing Party” in all places it appears in Section 11. For purposes hereof, “Consent Requesting Person” means (A) the shareholder of record making the request to fix a Consent Record Date and (B) the beneficial owner or beneficial owners, if different from the shareholder of record, on whose behalf such request is made. Notwithstanding anything to the contrary contained in this Section 11(c), upon receipt of a request by a shareholder to set a Consent Record Date, the Board of Directors may require the shareholder submitting such request to furnish such other information as may be reasonably requested by the Board of Directors to determine the validity of the request required by Section 11(b) and to determine whether such request relates to an action that may be effected by written consent of shareholders in lieu of a meeting under this Section 11 and applicable law.

(d)The Secretary shall not accept, and shall consider ineffective, any request to set a Consent Record Date that (i) does not comply with this Section 11, (ii) relates to an action proposed to be taken by written consent of shareholders in lieu of a meeting that is not a proper subject for shareholder action under applicable law, (iii) includes an action proposed to be taken by written consent of shareholders in lieu of a meeting that did not appear on the written request that resulted in the determination of the Consent Record Date or (iv) otherwise does not comply with applicable law. Notwithstanding anything in these Bylaws to the contrary, if the Board of Directors determines that any request to fix a Consent Record Date was not properly made in accordance with this Section 11, or determines that the shareholder(s) of record requesting that the Board of Directors fix such Consent Record Date have not otherwise complied with this Section 11, then the Board of Directors shall not be required to fix such Consent Record Date, and no Consent Record Date shall be fixed.

(e)Every written consent pursuant to this Section 11 shall bear the date of signature of each shareholder who shall sign such consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date of the earliest dated consent delivered to the Corporation in the manner required by this Section 11, written consents signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action shall be delivered to the Corporation by delivery to the Secretary at the principal office of the Corporation. Any shareholder giving a written consent, or the shareholder’s proxy holder, may revoke the consent in any manner permitted by applicable law at any time prior to the certification by the inspectors of election as described in Section 11(f).

(f)In the event of the delivery to the Corporation of a written consent or consents purporting to represent the requisite voting power to authorize or take corporate action and/or related revocations, the Secretary shall provide for the safekeeping of such consents and revocations and the Corporation shall promptly engage one or more independent inspectors of election for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting any such inspector of election to perform such review, no action by written consent without a meeting shall be effective until such inspectors of election have completed their review, determined that the requisite number of valid and unrevoked consents has been obtained to authorize or take the action specified in the consents and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of shareholders. Nothing contained in this paragraph shall in any way be construed to suggest that the Board of Directors or any shareholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after certification by the inspectors or take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(g)In addition to the requirements of this Section 11, each Consent Requesting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act with respect to any consent solicitation with respect to a Consent Matter. Notwithstanding anything in these Bylaws to the contrary, any action by written consent of shareholders in lieu of the meeting that does not comply with the requirements of this Section 11 shall be considered invalid, and the Secretary shall not accept, and shall consider ineffective, any consents delivered to the Corporation in connection therewith.

(h)Notice of the taking of any corporate action by written consent shall be given to those shareholders who shall not have consented in writing or who are not entitled to vote on the action promptly after the Corporation has obtained such authorization by written consent in accordance with this Section 11. The taking of any corporate action by written consent shall be inserted in the minute book as if it were the minutes of a meeting of the shareholders.

ARTICLE III

BOARD OF DIRECTORS

Section 1.Function and Definition - The business and property of the Corporation shall be managed by its Board of Directors who may exercise all the powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

Section 2.Number, Qualification and Eligibility - The number of directors constituting the entire Board shall be not less than one nor more than five, as may be fixed by resolution of the Board of Directors or by the shareholders entitled to vote for the election of directors, provided that any such action of the Board of Directors shall require the vote of a majority of the entire Board. The phrase “entire Board” as used herein means the total number of directors which the Corporation would have if there were no vacancies. The term of any incumbent director shall not be shortened by any such action by the Board of Directors or by the shareholders.

Each director shall be at least twenty-one years of age. A director need not be a shareholder, a citizen of the United States or a resident of the State of New York.

No person shall be eligible for election or appointment as a director unless such person has, within ten (10) days following any reasonable request therefor from the Board of Directors or any committee thereof, made himself or herself available to be interviewed by the Board of Directors (or any committee or other subset thereof) with respect to such person’s qualifications to serve as a director or any other matter reasonably related to such person’s candidacy or service as a director of the Corporation.

Section 3.Election Term and Vacancies - Except as otherwise provided in this Section, all directors shall be elected at the annual meeting of shareholders and all directors who are so elected or who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified.

In the interim between annual meetings of shareholders, newly-created directorships resulting from an increase in the number of directors or vacancies occurring in the Board of Directors, but not, except as hereinafter provided, in the case of a vacancy occurring by reason of removal of a director by the shareholders, may be filled solely by the vote of a majority of the directors, then remaining in office, although less than a quorum may exist.

In the case of a vacancy occurring in the Board of Directors by reason of the removal of one or more directors by action of the shareholders, such vacancy may be filled by the shareholders at a special meeting duly called for such purpose.

In the event a vacancy is not filled by such election by shareholders, whether or not the vacancy resulted from the removal of a director with or without cause, a majority of the directors then remaining in office, although less than a quorum, may fill any such vacancy.

Section 4.Removal - The Board of Directors may, at any time, with cause, remove any director.

The shareholders entitled to vote for the election of directors may, at any time, remove any or all of the directors with cause.

Section 5.Meetings - The annual meeting of the Board of Directors for the election of officers and the transaction of such other business as may come before the meeting, shall be held, without notice, immediately following the annual meeting of shareholders, at the same place at which such shareholders’ meeting is held.

Regular meetings of the Board of Directors shall be held at such time and place, within or outside the State of New York, as may be fixed by resolution of the Board, and when so fixed, no further notice thereof need be given. Regular meetings not fixed by resolution of the Board of Directors may be held on notice at such time and place as shall be determined by the Board of Directors.

Special meetings of the Board of Directors may be called on notice at any time by the Chair of the Board of Directors, if one shall have been appointed, or the President, and shall be called by the Chair of the Board of Directors, if one shall have been appointed, or by the President at the written request of a majority of the directors then in office.

Section 6.Notice of Meetings - No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. Notice need not be given to any director or to any member of a committee of directors who submits a written waiver of notice signed by him or her before or after the time stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he or she attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Notice of any special meeting of the Board of Directors shall be given to each director by mail posted not less than five (5) days before the date of the meeting, by nationally recognized overnight courier deposited not less than two (2) days before the date of the meeting or by email, facsimile or other means of electronic transmission delivered or sent not less than twenty-four (24) hours before the date and time of the meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate under the circumstances. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

Section 7.Conduct of Meetings - The Chair of the Board, if one shall have been appointed, shall preside at all meetings of directors. If a Chair of the Board shall not have been appointed, or if one was appointed but is not present, the President shall preside. If neither the Chairman of the Board nor the President is present, any other director chosen by the Board of Directors shall preside.

Section 8.Quorum, Adjournment, Voting - Except as otherwise provided by the Certificate of Incorporation, a majority of the entire Board shall be requisite and shall constitute a quorum at all meetings of the Board of Directors for the transaction of business. Where a vacancy or vacancies prevent such majority, a majority of the directors then in office shall constitute a quorum.

A majority of the directors present at any meeting, whether or not a quorum is present, may adjourn the meeting to another time and place without further notice other than an announcement at the meeting.

Except as otherwise provided by the Certificate of Incorporation, when a quorum is present at any meeting, a majority of the directors present shall decide any questions brought before such meeting and the act of such majority shall be the act of the Board of Directors.

Section 9.Action Without Meeting - Any action required or permitted to be taken by the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of any committee thereof consent in writing to the adoption of a resolution authorizing the action.

Any one or more members of the Board of Directors or of any committee thereof may participate in a meeting of said Board or of any such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, and participation by such means shall constitute presence in person at the meeting.

Section 10.Compensation of Directors - Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at any meeting of the Board of Directors or of any committee thereof. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving reasonable compensation therefor.

Section 11.Committees - The Board of Directors, by resolution of a majority of the directors present at a meeting or of all of the directors if acting by written consent, may designate from among its members an executive committee and other committees, each consisting of one or more directors, and each of which, to the extent provided in such resolution, shall have all the authority of the Board of Directors except that no such committee shall have authority as to any of the following matters:

(a)the submission to shareholders of any action as to which shareholders’ authorization or approval is required by statute, the Certificate of Incorporation or by these Bylaws;

(b)the filling of vacancies in the Board of Directors or in any committee thereof;

(c)the fixing of compensation of the directors for serving on the Board of Directors or on any committee thereof;

(d)the amendment or repeal of these Bylaws or the adoption of new Bylaws; and

(e)the amendment or repeal of any resolution of the Board of Directors which by its terms shall not be so amendable or repealable.

The Board of Directors may designate one or more directors as alternate members of any such committee who may replace any absent member or members at any meeting of such committee.

Each such committee shall serve at the pleasure of the Board of Directors. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, or to discharge any such committee. Committees shall keep minutes of their proceedings and shall report the same to the Board of Directors at the meeting of the Board next succeeding, and any action by the committee shall be subject to revision and alteration by the Board of Directors, provided that no rights of a third party shall be affected in any such revision or alteration.

ARTICLE IV

OFFICES

Section 1.Executive Officers - The officers of the Corporation shall be a President, one or more Vice-Presidents, a Treasurer and a Secretary and such Assistant Treasurers and Assistant Secretaries and other officers as the Board of Directors may determine. Any two or more offices may be held by the same person, except the offices of President and Secretary, unless all of the issued and outstanding shares of capital stock of the Corporation are owned by one person, in which event such person may hold all or any combination of offices.

Section 2.Election - The President, one or more Vice-Presidents, the Treasurer and Secretary shall be elected by the Board of Directors to hold office until the meeting of the Board held immediately following the next annual meeting of shareholders and shall hold office for the term for which elected and until their successors have been elected and qualified. The Board of Directors may from time to time appoint all such other officers as it may determine and such officers shall hold office from the time of their appointment and qualifications until the time at which their successors are appointed and qualified. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors.

Section 3.Removal - Any officer may be removed from office by the Board of Directors at any time with or without cause.

Section 4.Delegation of Powers - The Board of Directors may from time to time delegate the power or duties of any officer of the Corporation, in the event of his or her absence or failure to act otherwise, to any other officer or director or person whom they may select.

Section 5.Compensation - The compensation of each officer shall be such as the Board of Directors may from time to time determine.

Section 6.Chief Executive Officer - The Board of Directors shall designate the President as the Chief Executive Officer of the Corporation who shall have general charge of the business and affairs of the Corporation, subject, however, to the right of the Board of Directors to confer specified powers on officers and subject generally to the direction of the Board of Directors. The Chief Executive Officer shall be designated as the “principal executive officer” of the Corporation.

Unless otherwise ordered by the Board of Directors, the Chief Executive Officer, or in the event of his or her inability to act, any other officer designated by the Board of Directors, shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meetings of security holders of corporations in which the Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which, as the owner thereof, the Corporation might have possessed and exercised, if present. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

Section 7.President - The President, if not designated as Chief Executive Officer, shall have such duties and responsibilities as the Board may prescribe.

Section 8.Vice-President - The Vice-President shall have such powers and perform such duties as the Board of Directors may from time to time prescribe. In the absence or inability of the Chief Executive Officer to perform his or her duties or exercise his or her powers, the Vice-President or, if there be more than one, a Vice-President designated by the Board, shall exercise the powers and perform the duties of the President subject to the direction of the Board of Directors.

Section 9.Secretary - The Secretary shall keep the minutes of all meetings and record all votes of shareholders, the Board of Directors and committees in a book to be kept for that purpose. He or she shall give or cause to be given any required notice of meetings of shareholders, the Board of Directors or any committee, and shall be responsible for preparing or obtaining from a transfer agent appointed by the Board, the list of shareholders required by Article II, Section 7 thereof. He or she shall be the custodian of the seal of the Corporation and shall affix or cause to be affixed the seal to any instrument requiring it and attest the same and exercise the powers and perform the duties incident to the office of Secretary subject to the direction of the Board of Directors.

Section 10.Chief Financial Officer - Subject to the direction of the Board of Directors, the Chief Financial Officer shall have charge of the general supervision of the funds and securities of the Corporation and the books of account of the Corporation and shall exercise the powers and perform the duties incident to the office of the Chief Financial Officer, subject generally to the direction of the Board of Directors. If required by the Board of Directors, he or she shall give to the Corporation a bond in such sum and with such sureties as may be satisfactory to the Board of Directors for the faithful discharge of his or her duties. The Chief Financial Officer shall be designated as the “principal financial officer” of the Corporation.

Section 11.Treasurer - The Treasurer shall have such duties and responsibilities as the Board of Directors may prescribe.

Section 12.Other Officers - All other officers, if any, shall have such authority and shall perform such duties as may be specified from time to time by the Board of Directors.

ARTICLE V

RESIGNATIONS

Any director or officer of the Corporation or any member of any committee of the Board of Directors of the Corporation may resign at any time by giving written notice to the Board of Directors, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time is not specified therein, upon the receipt thereof, irrespective of whether any such resignation shall have been accepted.

ARTICLE VI

CERTIFICATES REPRESENTING SHARES

Section 1.Certificates - The shares of stock of the Corporation may be issued in book-entry form or evidenced by a certificate or certificates in such form as prescribed by the Business Corporation Law and by any other applicable statutes, which Certificate shall represent and certify the number, kind and class of shares owned by him or her in the Corporation. The Certificates shall be numbered and registered in the order in which they are issued and upon issuance the name in which each Certificate has been issued together with the number of shares represented thereby and the date of issuance shall be entered in the stock book of the Corporation by the Secretary or by the transfer agent of the Corporation. Each certificate shall be signed by the President or a Vice-President and countersigned by the Secretary or Assistant Secretary and shall be sealed with the Corporate Seal or a facsimile thereof. The signature of the officers upon a certificate may also be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before the certificate is issued, such certificate may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the time of its issue.

Section 2.Consideration - A certificate or a book-entry receipt representing shares shall not be issued, until the full amount of consideration therefor has been paid to the Corporation, except if otherwise permitted by Section 504 of the Business Corporation Law.

Section 3.Lost Certificates - The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, mutilated, stolen or destroyed, upon the making of an affidavit of that fact by the person so claiming and upon delivery to the Corporation, if the Board of Directors shall so require, of a bond in such form and with such surety or sureties as the Board may direct, sufficient in amount to indemnify the Corporation and its transfer agent against any claim which may be made against it or them on account of the alleged loss, destruction, theft or mutilation of any such certificate or the issuance of any such new certificate.

Section 4.Fractional Share Interests - The Corporation may issue certificates for fractions of a share where necessary to effect transactions authorized by the Business Corporation Law; or it may pay in cash the fair market value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder except as therein provided.

Section 5.Share Transfers - Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the Corporation: (i) in the case of shares represented by a certificate, by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or authenticity of signature as the Corporation or its transfer agent may reasonably require; and (ii) in the case of book-entry (uncertificated) shares, upon the receipt of proper transfer instructions from the registered owner thereof. Except as may be otherwise required by law, the Certificate of Incorporation or these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

Section 6.Record Date for Shareholders - For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent or dissent from any proposal without a meeting, or for the purpose of determining the shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting nor more than sixty (60)

days prior to any action taken without a meeting, the payment of any dividend or the allotment of any rights, or any other action. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date under this Section for the adjourned meeting.

Section 7.Shareholders of Record - The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of New York.

ARTICLE VII

STATUTORY NOTICES

The Board of Directors may appoint the Treasurer or any other officer of the Corporation to cause to be prepared and furnished to shareholders entitled thereto any special financial notice and/or statement which may be required by Sections 510, 511, 515, 516, 517, 519 and 520 of the Business Corporation Law or by any other applicable statute.

ARTICLE VIII

FISCAL YEAR

The fiscal year of the Corporation shall be fixed, and shall be subject to change from time to time, by the Board of Directors.

ARTICLE IX

CORPORATE SEAL

The Corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words “Corporate Seal” and “New York” and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine. The Corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of said Corporate seal.

ARTICLE X

BOOKS AND RECORDS

There shall be maintained at the principal office of the Corporation books of account of all the Corporation’s business and transactions.

There shall be maintained at the principal office of the corporation or at the office of the Corporation’s transfer agent a record containing the names and addresses of all shareholders, the number and class of shares held by such and the dates when they respectively became the owners of record thereof.

ARTICLE XI

INDEMNIFICATION OF DIRECTORS, OFFICERS,
EMPLOYEES AND AGENTS

Any person made or threatened to be made a party to an action or proceeding, whether civil or criminal, by reason of the fact that he or she, his or her testator or intestate, then is or was a director, officer, employee or agent of the Corporation, or then serves or has served any other corporation in any capacity at the request of the Corporation, shall be indemnified by the Corporation against reasonable expenses, judgments, fines and amounts actually and necessarily incurred in connection with the defense of such action or proceeding or in connection with an appeal therein, to the fullest extent permissible by the laws of the State of New York. Such right of indemnification shall not be deemed exclusive of any other rights to which such person may be entitled.

ARTICLE XII

SEVERABILITY

To the extent any provision of these Bylaws would be, in the absence of this ARTICLE XII, invalid, illegal or unenforceable for any reason whatsoever, such provision shall be severable from the other provisions of these Bylaws, and all provisions of these Bylaws shall be construed so as to give effect to the intent manifested by these Bylaws, including, to the maximum extent possible, the provision that would be otherwise invalid, illegal or unenforceable.

ARTICLE XIII

AMENDMENTS

The shareholders entitled at the time to vote in the election of directors and the Board of Directors by vote of a majority of the entire Board, shall have the power to amend or repeal these Bylaws and to adopt new Bylaws, provided, however, that any by-law adopted, amended or repealed by the Board of Directors may be amended or repealed by the shareholders entitled to vote thereon as herein provided.

EFFECTIVE: Amended and Restated as of March 25, 2025.